ARTICLES OF INCORPORATION

                                       OF
                              EMN ENTERPRISES, INC.

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                                ARTICLE I - NAME
                                ----------------

         The name of this corporation is EMN ENTERPRISES, INC.

                              ARTICLE II - DURATION
                              ---------------------

         This corporation shall exist perpetually, commencing on the date of filing of these Articles.

                              ARTICLE III - PURPOSE
                              ---------------------

         This corporation is organized for the following purposes:

         To engage in the business of investing in and/or operating businesses, and to do all or anything connecting therewith or incidental thereto in connection with the foregoing; and for the purpose of transacting or all lawful businesses of any kind or description.

                           ARTICLE IV - CAPITAL STOCK
                           --------------------------

         This Corporation is authorized to issue 5,000 shares of One Cent ($0.01) par value common stock, which shall be designated "Common Shares".

                          ARTICLE V - PREEMPTIVE RIGHTS
                          -----------------------------

         Every shareholder, upon the sale of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                   ARTICLE VI - INITIAL REGISTERED OFFICE AND
                             AGENT; REGISTERED AGENT
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         The street address of the initial registered office of this corporation is Suite 2001, 1800 NE 114 Street, North Miami, Florida 33181, and the name of the initial registered agent of this corporation at that address is: DALE NEWBURG.

         The name and street address of the Resident Agent is: DALE NEWBURG, Suite 2001, 1800 NE 114 Street, North Miami, Florida 33181.

                    ARTICLE VII - INITIAL BOARD OF DIRECTORS
                    ----------------------------------------

         This corporation shall have one (1) director initially. The number of all directors may be increased from time to time by the By-Laws, but shall never be less than one. The name and address of the initial director of this corporation is:

            DALE NEWBURG          Suite 12001
                                  1800 NE 114 Street
                                  North Miami, Florida 33181

                           ARTICLE VIII - INCORPORATOR
                           ---------------------------

The name and the address of the person signing these Articles is:

                         DALE NEWBURG
                         Suite 2001
                         1800 NE 114 Street
                         North Miami, Florida 33181

                          ARTICLE IX - INDEMNIFICATION
                          ----------------------------

         The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by the law. In addition, this corporation shall have the power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action taken in a person's official capacity and as to action in another capacity while holding such office.

                              ARTICLE X - AMENDMENT
                              ---------------------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

         IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation, on this 30th day of April 1984.


                                             /s/ Dale Newburg
                                             ------------------------
                                             DALE NEWBURG, Subscriber

STATE OF FLORIDA      X
                           ss.
COUNTY OF DADE        X

         BEFORE ME, a Notary Public, authorized to take acknowledgements in the State and County set forth above, personally appeared DALE NEWBURG, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and she acknowledged before me that she executed those Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State and County aforesaid, on this 30th day of April 1984.

                                              /s/ (Signature Illegible)
                                              -------------------------
                                              NOTARY PUBLIC

My commission expires:

         NOTARY PUBLIC STATE OF FLORIDA AT LARGE
         MY COMMISSION EXPIRES MAY 16, 1984
         BONDED THRU GENERAL INS. UNDERWRITERS